EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 23, 2022 relating to the financial statements of Taylor Morrison Home Corporation and the effectiveness of Taylor Morrison Home Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Taylor Morrison Home Corporation for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona

June 17, 2022